UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CHARAH SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

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CHARAH SOLUTIONS, INC.

12601 Plantside Drive

Louisville, KY

40299

NOTICE OF ACTION PURSUANT TO WRITTEN CONSENT

OF THE STOCKHOLDERS

March 16, 2020

Dear Stockholder:

We are furnishing the accompanying Information Statement to the stockholders of Charah Solutions, Inc. (together with its subsidiaries, the “Company,” “we,” “us” or “our”) in connection with a written consent in lieu of a special meeting dated March 10, 2020, executed and delivered to the Company by the holders of approximately 52% of our shares of common stock, par value $0.01 per share (the “common stock”), outstanding as of the date of such consent.

On March 5, 2020, we entered into a Series A Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Charah Preferred Stock Aggregator, LP (the “Investor”), whereby we agreed to issue and sell to the Investor, and the Investor agreed to purchase from us, 26,000 shares of our preferred stock, par value $0.01 per share, designated as “Series A Preferred Stock” (the “Preferred Stock”), in exchange for proceeds of approximately $25.2 million in cash. The Preferred Stock has the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as are set forth in the Certificate of Designations for such Preferred Stock filed with the Secretary of State of the State of Delaware (the “Certificate”), a copy of which is attached as Annex A to the accompanying Information Statement. The transactions contemplated by the Preferred Stock Purchase Agreement, including the issuance of the Preferred Stock, are expected to be consummated on March 16, 2020.

The proceeds from the issuance of the Preferred Stock will be used to fund general corporate purposes.

As more fully described in the accompanying Information Statement, holders of a majority of our outstanding common stock approved the voting and conversion rights of the Preferred Stock and the issuance of the common stock issuable upon such conversion of the Preferred Stock, in each case as set forth in the Certificate, by written consent, as permitted by the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and bylaws.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

As the action set forth in this Notice and the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of our issued and outstanding voting securities, your vote or consent is not requested or required to approve the action. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228(e) of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders.

You are urged to read the accompanying Information Statement in its entirety.

The accompanying Information Statement is being mailed on or about March 16, 2020 to stockholders of record as of the close of business on March 10, 2020.

We thank you for your continued support.

Very truly yours,

Scott Sewell
President and Chief Executive Officer

NOTICE ABOUT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT

You should assume that the information in this Information Statement or any supplement is accurate only as of the date on the front page of this Information Statement. Our business, financial condition, results of operations and prospects may have changed since that date and may change again.

i

CHARAH SOLUTIONS, INC.

INFORMATION STATEMENT

March 16, 2020

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

We are furnishing this Information Statement to the stockholders of record of Charah Solutions, Inc. (together with its subsidiaries, the “Company,” “we,” “us” or “our”) in connection with a written consent in lieu of a special meeting, dated March 10, 2020, executed and delivered to the Company by the holders of approximately 52% of our shares of common stock, par value $0.01 per share (the “common stock”), outstanding as of the date of such consent.

The written consent was effected in accordance with the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”) and our Amended and Restated Bylaws, as amended (our “bylaws”), which permit any action which may be taken at a meeting of our stockholders to also be taken by written consent of our stockholders holding outstanding stock having at least the number of votes necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted. The action taken by written consent of our stockholders dated March 10, 2020 required the approval of the holders of a majority of our outstanding shares of common stock.

This Information Statement will be mailed on or about March 16, 2020 to holders of our outstanding common stock of record as of the close of business on March 10, 2020, which we refer to as the “record date.” On that date, there were 29,624,335 shares of our common stock issued and outstanding and no shares of preferred stock outstanding. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action will become effective on or after April 5, 2020 which is 20 calendar days following the date we first mail this Information Statement to our stockholders.

In connection with the issuance of 26,000 shares of our preferred stock, par value $0.01 per share, designated as “Series A Preferred Stock” (the “Preferred Stock”), our board of directors established a special committee of the board of directors (the “Special Committee”) consisting solely of directors who do not have an interest in the preferred equity investment that is different from, or in addition to, the interests of the Company’s stockholders generally, who are independent of any party who may have such an interest, and who are not officers of the Company or affiliated with, or employed by, any member of Bernhard Capital Partners Management, LP (“BCP”) or its affiliates, to, among other things, consider, evaluate, review, negotiate and determine the terms of the preferred equity investment. The Special Committee was formed in contemplation of the potential issuance of the Preferred Stock to Charah Preferred Stock Aggregator, LP (the “Investor”), an investment fund managed by an affiliate of BCP. BCP manages investment funds, including BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah Holdings LP that collectively directly or indirectly own a majority of our outstanding shares of common stock. Please read “Interest of Certain Persons in the Action Taken.”

The Special Committee approved of the issuance of 26,000 shares of Preferred Stock and related actions on March 4, 2020.

Holders of a majority of our outstanding common stock acting by written consent in lieu of a special meeting on March 10, 2020 approved the voting and conversion rights of the Preferred Stock and the issuance of the common stock issuable upon such conversion of the Preferred Stock, in each case as set forth in the Certificate of Designations for such Preferred Stock filed with the Secretary of State of the State of Delaware, the form of which is attached as Annex A to this Information Statement and incorporated herein by reference.

On March 5, 2020, we entered into a Series A Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with the Investor, whereby we agreed to issue and sell to the Investor, and the Investor agreed to purchase from us, 26,000 shares of our Preferred Stock in exchange for proceeds of approximately $25.2 million in cash. The transactions contemplated by the Preferred Stock Purchase Agreement, including the issuance of the Preferred Stock, are expected to be consummated on March 16, 2020.

The proceeds from the issuance of the Preferred Stock will be used to fund general corporate purposes.

This Information Statement contains a summary of the material aspects of the actions relating to the issuance of the Preferred Stock that were recommended by the Special Committee and approved by our board of directors and the actions relating to certain rights and privileges of the Preferred Stock that were approved by holders of a majority of our outstanding common stock.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this Information Statement, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Information Statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements may include statements about:

•	our business strategy;

•	our operating cash flows, the availability of capital and our liquidity;

•	our future revenue, income and operating performance;

•	our ability to sustain and improve our utilization, revenues and margins;

•	our ability to maintain acceptable pricing for our services;

•	our future capital expenditures;

•	our ability to finance equipment, working capital and capital expenditures;

•	competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	pending legal or environmental matters or liabilities;

•	environmental hazards;

•	industrial accidents;

•	business or asset acquisitions;

•	general economic conditions;

•	credit markets;

•	our ability to successfully develop our research and technology capabilities and to implement technological developments and enhancements;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this Information Statement that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Should one or more of the risks or uncertainties described in this Information Statement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this Information Statement are expressly qualified in their entirety by this cautionary statement.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Information Statement.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the DGCL to notify you of a corporate action taken by holders of a majority of our outstanding common stock pursuant to a written consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect this action as early as possible to accomplish the purposes described below, our board of directors elected to seek the written consent of a majority of our stockholders in lieu of a special meeting. A copy of this written consent is attached to this Information Statement as Annex B. We are making this Information Statement available to you on or about March 16, 2020. The Company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.

Who is entitled to notice?

Each holder of record of outstanding shares of our common stock as of the close of business on March 10, 2020, the record date, other than those holders who executed and delivered to the Company the written consent, is entitled to notice of the action to be taken pursuant to the written consent.

Why did the Company seek stockholder approval?

Our common stock is listed on the New York Stock Exchange (the “NYSE”). Under Section 312.03(b), (c) and (d) of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of shares of common stock, or of securities convertible into common stock, if:

•

such shares of common stock, or of securities convertible into common stock are proposed to be issued to a “Related Party” (as defined in Section 312.03(b) of the NYSE Listed Company Manual), and the number of such securities, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

•

such common stock or securities have, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or securities convertible into common stock;

•

the number of shares of common stock to be issued is, or will be upon issuance, equal to 20% or more of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into common stock; or

•	the issuance of such common stock will result in a change of control of the issuer.

Pursuant to the terms of the Certificate, beginning on the date on which the Company has delivered written notice of the expiration of the 20-day period following the mailing of this Information Statement in accordance with the Exchange Act, the Preferred Stock will (i) subject to other limitations in the Certificate, be convertible into shares of our common stock, (ii) entitle the Investor, as a holder of the Preferred Stock to, at its option, elect up to one member to our board of directors or one non-voting observer to our board of directors for as long as the Preferred Stock remains outstanding, and (iii) vote with the common stock as a single class on an as-converted basis on all matters presented to the holders of our common stock for a vote.

Because (i) the maximum number of shares of our common stock issuable upon conversion of the Preferred Stock (when convertible as set forth in the Certificate) in accordance with the Certificate would represent greater than 20% of the number of shares of our common stock outstanding prior to the issuance of the Preferred Stock as of the date of the issuance of the Preferred Stock and because the Preferred Stock will be entitled to vote with the common stock as a single class on an as-converted basis and, therefore, represents greater than 20% of our voting power outstanding before the issuance of the Preferred Stock and (ii) the Investor and affiliates of the

Investor indirectly own a majority of our outstanding common stock, stockholder approval of the voting and conversion features of the Preferred Stock is required under NYSE regulations. Additionally, to the extent that the issuance of the Preferred Stock results in a change of control of the Company, stockholder approval of the issuance of the Preferred Stock is required under NYSE regulations. Prior to the date of issuance, Investor and its affiliates owned a majority of the Company’s common stock; however, to the extent a change of control of the Company does occur as a result of a change in the ownership of the Company’s common stock by Investor and its affiliates, the Company is seeking stockholder approval. See below under “Will the conversion of the Preferred Stock be dilutive to existing holders of our common stock?” for a discussion of the number of shares of common stock that may be issued upon conversion of the Preferred Stock.

Why did the board of directors of the Company form the Special Committee to consider, negotiate and determine the terms of the Preferred Stock?

The board of directors of the Company established the Special Committee, consisting solely of directors who do not have an interest in the issuance of the Preferred Stock that is different from, or in addition to, the interests of the Company’s stockholders generally, who are independent of any party who may have such an interest, and who are not officers of the Company or affiliated with, or employed by, any member of our controlling stockholder group, to among other things, consider, evaluate, review, negotiate and determine the terms of the Preferred Stock. The Special Committee was formed in contemplation of the potential issuance of the Preferred Stock to the Investor. BCP manages investment funds, including BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah Holdings LP that collectively own a majority of our outstanding shares of common stock. Please read “Interest of Certain Persons in the Action Taken.”

What actions were approved by the written consent of holders of a majority of our outstanding common stock?

Pursuant to a written consent dated March 10, 2020, holders of a majority of our outstanding common stock authorized and approved, in accordance with Section 312.03(b) of the NYSE Listed Company Manual (including, without limitation, Sections 312.03(b) thereof), the rights and privileges of the Preferred Stock (i) to vote with the common stock as a single class on an as-converted basis pursuant to Section 4(a) of the Certificate, (ii) to elect, at the option of the holders of the Preferred Stock, up to one director to the board of directors or one non-voting board observer to the board of directors pursuant to Section 4(f) of the Certificate and (iii) to convert and to be converted into shares of common stock in accordance with Section 6 of the Certificate (and the issuance of the common stock upon conversion of the Preferred Stock), in each case subject to the terms and conditions contained the Certificate. The board election rights and conversion rights of the Preferred Stock are not available to the holders of the Preferred Stock until April 5, 2020 (the “Requisite Approvals Notice Date”), and the voting rights of the Preferred Stock are limited to 0.99% of the pre-transaction voting power of the common stock until the Requisite Approvals Notice Date.

What vote was required to approve the actions?

Pursuant to Section 228 of the DGCL, Section 6.1 of our certificate of incorporation and Section 2.14(A) of our bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. As of the close of business on March 10, 2020, there were 29,624,335 shares of our common stock issued and outstanding, each share of which entitles the holder thereof to one vote on each matter submitted to our stockholders. On that date, stockholders owning an aggregate of approximately 15,455,921 million shares of our common stock, which represented approximately 52% of our total outstanding common stock, executed and delivered the written consent:

Stockholder (or representative thereof)	Number of Shares	Percent of Class Consenting
Charah Holdings LP	2,926,003	9.9%
BCP Energy Services Fund-A, LP	7,277,549	24.6%
BCP Energy Services Fund, LP	5,252,369	17.7%

Total	15,455,921	52.2%

Because the requisite stockholder approval for the voting and conversion rights of the Preferred Stock and the issuance of all of the shares of common stock that are issuable upon conversion of the Preferred Stock has been received, all corporate approvals by or on behalf of the Company required for the matters referred to herein have been obtained and no further stockholder votes will be needed.

Do I have appraisal rights?

No. Neither the DGCL nor our certificate of incorporation provides holders of our common stock or preferred stock with dissenters’ or appraisal rights in connection with the actions described in this Information Statement.

Will the conversion of the Preferred Stock be dilutive to existing holders of our common stock?

The conversion of the Preferred Stock will be dilutive to existing holders of our common stock. Each share of Preferred Stock was issued with an initial Liquidation Preference (as defined in the Certificate) of $1,000, for a total initial value of $26,000,000 as of the date of issuance. The Preferred Stock will be entitled to a dividend at a rate of 10% per annum of the Liquidation Preference payable in cash on a quarterly basis, or at the election of the Company, a dividend at the rate of 13% per annum of the Liquidation Preference payable by accruing such dividend and adding it to the Liquidation Preference. Any increase in the Liquidation Preference will, among other things, increase the number of shares of common stock issuable upon conversion of each share of Preferred Stock. We are not permitted to pay cash dividends under the terms of our Credit Facility (as defined below) and therefore do not intend to pay cash dividends on the Preferred Stock for the foreseeable future. The number of shares of common stock issuable upon conversion of a share of Preferred Stock (if and when convertible pursuant to the Certificate) will be equal to the Liquidation Preference of such share of Preferred Stock (which will increase over time if and as dividends are not paid in cash on the Preferred Stock) divided by a conversion price of $2.77 per share of common stock (the “Conversion Price”), subject to customary anti-dilution adjustments and customary provisions related to partial dividend periods.

Assuming no increase in the Liquidation Preference or changes to the Conversion Price, the conversion of the Preferred Stock would result in the issuance of 9,386,282 shares of common stock, or approximately 24.06% of our outstanding common stock after giving effect to such conversion based on our common stock outstanding as of March 10, 2020. Pursuant to the Certificate, however, the Preferred Stock is not convertible by the holders thereof until June 16, 2020.

BACKGROUND AND REASONS FOR THE ISSUANCE

Background and Reasons for the Issuance of the Preferred Stock

The board of directors of the Company and the Company’s management regularly evaluate the Company’s liquidity and capital resources. On September 21, 2018, the Company entered into a credit agreement (as amended, the “Credit Facility”) by and among us, the lenders party thereto from time to time and Bank of America, as administrative agent (the “Administrative Agent”). The Credit Facility includes a revolving loan not to exceed $50.0 million, a term loan of $205.0 million and a commitment to loan up to a further $25.0 million in term loans, which expires in March 2020. Among other covenants and restrictions, the Credit Facility required us to maintain a consolidated net leverage ratio of 3.75 to 1.00 (the “Leverage Covenant”). On August 13, 2019, we entered into Amendment No. 2 to Credit Agreement and Waiver (the “Second Amendment”). But for the Second Amendment, as of June 30, 2019, we would not have been in compliance with the Leverage Covenant. Pursuant to the Second Amendment, among other things, the required lenders agreed to waive such non-compliance.

In addition, pursuant to the terms of the Second Amendment, the Credit Facility was amended to revise the required financial covenant ratios such that, after giving effect to the Second Amendment, we were not required to comply with any financial covenants through March 30, 2020. The Second Amendment also provided that, after March 30, 2020, we would be required to comply with a consolidated net leverage ratio of 6.50 to 1.00 from March 31, 2020 through September 29, 2020, decreasing to 3.00 to 1.00 as of September 30, 2020 and thereafter. After giving effect to the Second Amendment, we would also be required to comply with a fixed charge coverage ratio of 0.75 to 1.00 as of March 31, 2020, 0.90 to 1.00 as of June 30, 2020 and 1.20 to 1.00 thereafter. As consideration for the accommodations described above, we agreed that amounts borrowed pursuant to the Delayed Draw Commitment will not exceed $15.0 million at any one time outstanding (without reducing the overall Delayed Draw Commitment amount). The Second Amendment also added a requirement to make two additional scheduled prepayments of outstanding loans under the Credit Facility, including a payment of $50.0 million on or before September 13, 2019 and an additional payment of $40.0 million on or before March 31, 2020. The $50.0 million payment was made prior to September 13, 2019.

Beginning in 2019 and again in 2020, the Company’s management has been in discussion with the Administrative Agent and the other lenders party (the “Lender Parties”) to the Credit Facility to seek an amendment to covenants relating to the leverage and fixed charge coverage ratios, and a permanent waiver of a $40.0 million term loan prepayment obligation in order to avoid a potential event of default under the Credit Facility. If an event of default occurs, the Administrative Agent can, following the expiration of a specified cured period (if applicable), declare the unpaid principal amount of all outstanding loans, all interest accrued and unpaid thereon, and all other amounts payable to be immediately due and payable by the Company.

Concurrent with the Company’s ongoing discussions with the Lender Parties, the board of directors and management of the Company engaged advisors to, among other things, assess the Company’s liquidity position, evaluate and recommend financing alternatives, and negotiate a further amendment to the Company’s Credit Facility. As part of these negotiations, the Company’s advisors and management discussed with the lenders an investment of equity capital, including the potential issuance of the Preferred Stock to the Investor, to improve the liquidity and cash position of the Company. On November 7, 2019, the board of directors of the Company met and delegated full authority to the Special Committee to, among other things, consider, evaluate, review, negotiate, determine and approve the terms of a private placement of a newly-issued series of preferred stock. The Special Committee engaged counsel and advisors and, based in part upon the analysis of such advisors, negotiated and approved the issuance of Preferred Stock to the Investor and the related transactions described herein on March 4, 2020.

During this period, the Company’s management and advisors negotiated the definitive terms of a third amendment to the Credit Facility (the “Credit Facility Third Amendment”) that waives compliance with the leverage ratio and fixed charge coverage ratios through December 31, 2020, further modifies the required leverage ratio and fixed charge coverage ratio thereafter, waives the $40.0 million term loan prepayment obligation, increases the cap on the outstanding principal amount of delayed draw term loans to $25.0 million, moves forward the maturity date of all loans under the Credit Facility to July 31, 2022, modifies the existing amortization schedule of both term loans and delayed draw term loans and makes certain other amendments. The Company’s management and the Lender Parties agreed that the issuance of the Preferred Stock to the Investor would be a condition precedent to amend the Credit Facility. The Credit Facility Third Amendment was executed on March 5, 2020 and will become effective upon the closing of the issuance of the Preferred Stock to the Investor. The terms of the Credit Facility Third Amendment are described in more detail in the Company’s Current Report on Form 8-K, filed on March 6, 2020, which is incorporated herein by reference.

In addition to fulfilling the condition precedent for the Credit Facility Third Amendment, the sale of the Preferred Stock to the Investor improves the Company’s balance sheet and provides additional capital, which will support its business and its emphasis on meeting customer needs. The net proceeds from the issuance of the Preferred Stock will be used for general corporate purposes and working capital needs of the Company and its subsidiaries.

EFFECTS OF THE PROPOSED ISSUANCE OF COMMON STOCK

The issuance of a significant amount of common stock upon conversion of our Preferred Stock will be dilutive to our existing common stockholders and may adversely affect the price of our common stock. Assuming no increase in the Liquidation Preference or changes to the Conversion Price, the conversion of the Preferred Stock would result in the issuance of 9,386,282 shares of common stock, or approximately 24.06% of our outstanding common stock after giving effect to such conversion based on our common stock outstanding as of March 10, 2020. Pursuant to the Certificate, however, the Preferred Stock is not convertible by the holders thereof until June 16, 2020. The issuance of such shares of common stock upon conversion of the Preferred Stock may create downward pressure on the trading price of our common stock.

As a condition to closing under the Preferred Stock Purchase Agreement, on March 16, 2020, the Company will amend its registration rights agreement with BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah Holdings LP in order to grant certain registration rights to the Investor. These registration rights will facilitate the resale of shares of our common stock (including those issued upon conversion of the Preferred Stock) into the public market and, if the Investor sells their shares following a conversion, increase the number of shares of our common stock available for public trading. The potential for the Investor to sell shares of common stock upon effectiveness of the registration statement could create a market overhang that may exert downward pressure on the trading price of our common stock. Please see “Registration Rights” for a more detailed discussion of the registration rights granted to the Investor.

INTEREST OF CERTAIN PERSONS IN THE ACTION TAKEN

BCP manages investment funds, including BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah Holdings LP that collectively directly or indirectly own a majority of our outstanding shares of common stock. See “Security Ownership of Certain Beneficial Owners and Management.”

In connection with the closing of the Company’s initial public offering, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”), dated as of June 18, 2018, with CEP Holdings, Inc., BCP and certain members of management. Among other things, the Stockholders’ Agreement provides BCP with the right to nominate a number of directors to the Company’s board of directors in a proportionate amount to the number of shares of common stock that it holds. Mark Spender is a Managing Director and member of the Investment Committee of BCP and serves as a director on our board of directors as a BCP nominee.

As a result of these relationships, the board of directors of the Company established the Special Committee consisting solely of directors who do not have an interest in the issuance of the Preferred Stock that is different from, or in addition to, the interests of the Company’s stockholders generally, who are independent of any party who may have such an interest, and who are not officers of the Company or affiliated with, or employed by, any member of BCP or its affiliates, to among other things, consider, evaluate, review, negotiate and determine the terms of the Preferred Stock. The Special Committee approved the issuance of the Preferred Stock to the Investor and the related agreements and transactions on March 4, 2020.

Other than as described above, no person who has been an officer or director of the Company since January 1, 2019, nor any associate of such person, has any substantial interest by security holding or otherwise in the issuance of the shares of common stock underlying the shares of the Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information about the beneficial ownership of common stock as of March 5, 2020, by each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock as well as by each director, director nominee and named executive officer and by all directors and executive officers as a group. In computing the number of shares beneficially owned, shares deemed outstanding include shares of restricted common stock, given such shares have voting rights. The ownership percentage is based on 29,624,335 shares of common stock outstanding as of March 5, 2020. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299.

Until conversion, the holders of the Preferred Stock vote together with our common stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock. However, the Preferred Stock is not convertible into our common stock and is not entitled to the board election rights described above, and the voting power of such Preferred Stock is limited to 0.99% of the voting power of the common stock outstanding prior to the transaction, in each case, until the Requisite Approvals Notice Date.

	Shares Beneficially Owned			Percentage of Preferred Stock
Name of Beneficial Owner	Shares of Common Stock		Percentage(10)
Principal Stockholders:
BCP Energy Services Fund-A, LP	7,277,549	(1)	24.6%	—
BCP Energy Services Fund, LP	5,252,369	(1)	17.7%	—
Charah Holdings LP	2,926,003	(1)	9.9%	—
Charah Preferred Stock Aggregator, LP	—		—	100.0	%(1)
CEP Holdings, Inc.	4,376,178	(2)	14.8%	—
Directors and Named Executive Officers:
Scott A. Sewell	385,934		1.3%	—
Roger D. Shannon	145,274		*	—
Dorsey “Ron” McCall	391,260		*	—
Jack A. Blossman, Jr.	34,886		*	—
Mignon L. Clyburn	21,552		*	—
Brian K. Ferraioli	38,236			—
Robert C. Flexon	42,386			—
Mark Spender	—		—	—
Stephen R. Tritch	42,841		*	—

Directors and Executive Officers as a Group (11 Persons)	1,102,369		3.7%	—

*	Less than 1%.
(1)

BCP’s interest is held through Charah Holdings LP (“Charah Holdings”), BCP Energy Services Fund-A, LP and BCP Energy Services Fund, LP (collectively, the “BCP Energy Services Funds”) and Charah Preferred Stock Aggregator, LP. The general partner of Charah Holdings is Charah Holdings GP LLC. Charah Holdings GP LLC is owned by the BCP Energy Services Funds. The general partner of Charah Preferred Stock Aggregator, LP is Charah Preferred Stock Aggregator GP, LLC. The general partner of both the BCP Energy Services Funds and of Charah Preferred Stock Aggregator GP, LLC is BCP Energy Services Fund GP, LP, and the general partner of BCP Energy Services Fund GP, LP, is BCP Energy Services Fund UGP,

LLC. BCP Energy Services Fund UGP, LLC is managed by J.M. Bernhard, Jr. and Jeff Jenkins. Each of the BCP entities and Messrs. Bernhard and Jenkins may be deemed to beneficially own such shares directly or indirectly controlled, but each disclaims beneficial ownership of such shares in excess of its or his pecuniary interest therein. The address of each of the BCP entities and Messrs. Bernhard and Jenkins is 400 Convention Street, Suite 1010, Baton Rouge, Louisiana 70802.
(2)

Charles E. Price, the Company’s former President and Chief Executive Officer, is the sole stockholder and director of CEP Holdings, Inc. (“CEP Holdings”) and, in such capacities, he may be deemed to be a beneficial owner of the common stock held by CEP Holdings.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 200,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of March 5, 2020, 29,624,335 shares of common stock were outstanding.

The following summary of the capital stock, certificate of incorporation and bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

Voting Rights. Holders of shares of common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the Liquidation Preference plus any other applicable premiums of any of our outstanding shares of preferred stock.

Other Matters. The shares of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock, including the common stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Series A Preferred Stock

Each share of Preferred Stock will be issued with an initial Liquidation Preference (as defined in the Certificate) of $1,000, for a total initial value of $26,000,000 as of the date of issuance. The Preferred Stock will be entitled to a dividend at a rate of 10% per annum of the Liquidation Preference payable in cash on a quarterly basis, or at the election of the Company, a dividend at the rate of 13% per annum of the Liquidation Preference payable by accruing such dividend and adding it to the Liquidation Preference. Any increase in the Liquidation Preference will, among other things, increase the number of shares of common stock issuable upon conversion of each share of Preferred Stock. The Preferred Stock will also participate in dividends on our common stock on an as-converted basis.

The Preferred Stock will be convertible at the option of the holders at any time after the three month anniversary of the issuance of Preferred Stock into the amount of shares of common stock per share of Preferred Stock (such rate, the “Conversion Rate”) equal to the quotient of (i) the Liquidation Preference in effect on the conversion date divided by (ii) the Conversion Price, subject to customary anti-dilution adjustments and customary provisions related to partial dividend periods.

At any time following the three year anniversary of issuance of the Preferred Stock, the Company may give 30 days’ notice to the holders of the Preferred Stock that it intends to cause the conversion of the Preferred Stock at the Conversion Rate, provided the closing sale price of the common stock equals or exceeds 120% of the Conversion Price for the 20 trading days ending on the date immediately prior to the date of delivery of the Company’s notice to convert and subject to certain other customary requirements. Upon delivery of such notice, each holder of the Preferred Stock proposed to be converted will have the option, at its discretion, to have its Preferred Stock converted at the then-applicable Conversion Rate or redeemed in cash at the then-applicable Redemption Price (as defined below).

If the Company undergoes certain change of control transactions, the Company will be required to immediately make an offer to repurchase all of the then-outstanding shares of Preferred Stock for cash consideration per share equal to the greater of (i) 100% of the Liquidation Preference, plus accrued and unpaid dividends, plus, if applicable for a transaction occurring prior to the third anniversary of the closing, a make-whole premium determined pursuant to a calculation of the present value of the dividends that would have accrued through such anniversary, discounted at a rate equal to the applicable treasury rate plus 0.50% (the “Make-Whole Premium”); provided that if the transaction occurs prior to the first anniversary of the closing, the Make-Whole Premium shall be no greater than $4.0 million and (ii) the closing sale price of the common stock on the date of such redemption multiplied by the number of shares of common stock issuable upon conversion of the outstanding Preferred Stock.

At any time following the three-year anniversary of the issuance of the Preferred Stock, the Company may redeem the Preferred Stock, in whole or in part, for an amount in cash equal to the greater of (i) the closing sale price of the common stock on the date the Company delivers such notice multiplied by the number of shares of common stock issuable upon conversion of the outstanding Preferred Stock and (ii) (x) if the redemption occurs prior to the fourth anniversary of the date of the closing, 103% of the Liquidation Preference, plus accrued and unpaid dividends, or (y) if the redemption occurs on or after the fourth anniversary of the date of the closing, the Liquidation Preference plus accrued and unpaid dividends (the foregoing clauses (i) or (ii), as applicable, the “Redemption Price”).

At any time following the seven-year anniversary of the issuance, the holders of the Preferred Stock will have the option to require the Company to redeem any or all of the then-outstanding shares of Preferred Stock for cash consideration equal to the Liquidation Preference, plus accrued and unpaid dividends.

In addition, from and after the Requisite Approvals Notice Date, the holders of Preferred Stock will be entitled to either (i) appoint one director to our board of directors or (ii) one non-voting observer to our board of directors. Any director or board observer appointed by the holders of the Preferred Stock will have representation on each committee of the board of the Company, subject to applicable legal and stock exchange requirements.

Until conversion, the holders of the Preferred Stock will vote together with our common stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock. However, the Preferred Stock is not convertible into our common stock and is not entitled to the board election rights described above, and the voting power of such Preferred Stock is limited to 0.99% of the voting power of the common stock outstanding prior to the transaction, in each case, until the Requisite Approvals Notice Date, and in the case of conversion into our common stock, until the three month anniversary of the issuance of the Preferred Stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Amended and Restated Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that, subject to the rights of holders of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our common stock, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by stockholders holding a majority of the outstanding shares entitled to vote);

•

provide that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

provide that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our common stock, our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding shares of stock entitled to vote thereon;

•

provide that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our common stock, special meetings of our stockholders may only be called by the board of directors;

•

provided that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our common stock, the affirmative vote of the holders of at least 75% in voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, is required to remove any or all of the directors from office at any time, and directors will be removable only for “cause”;

•

provide that our board of directors is divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors that may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•

provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, BCP and its affiliates and that they have no obligation to offer us those investments or opportunities; and

•

provide that our amended and restated bylaws can be amended by the board of directors, except to the extent that such amendment would be contrary or inconsistent with the Stockholders’ Agreement, for so long as the Stockholders’ Agreement remains in effect.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or stockholders to us or our stockholders;

•

any action asserting a claim against us or any director, officer, employee or agents of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

•	any action asserting a claim that is governed by the internal affairs doctrine.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “CHRA.” The Preferred Stock is not listed on any securities exchange.

REGISTRATION RIGHTS

As a condition to closing under the Preferred Stock Purchase Agreement, concurrently with the closing of the issuance of the Preferred Stock, the Company expects to amend its existing registration rights agreement (as amended, the “Registration Rights Agreement”) with BCP and the other parties thereto in order to grant registration rights to Investor for the shares of common stock into which the Preferred Stock is convertible.

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, BCP has the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of BCP’s shares of common stock. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold.

In addition, pursuant to the Registration Rights Agreement, BCP has the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of BCP’s shares of common stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of its equity securities or conduct an underwritten offering, whether or not for its account, then the Company must notify BCP of such proposal before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow BCP to include a specified number of its shares in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission (“SEC”) maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019;

•	our Proxy Statement on Schedule 14A for the our 2019 annual meeting, filed with the SEC on March 29, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 (filed with the SEC on May 15, 2019), June  30, 2019 (filed with the SEC on August 14, 2019) and September  30, 2019 (filed with the SEC on November 13, 2019); and

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2019, January 29, 2019, January  31, 2019, March 5, 2019, April  8, 2019, May 16, 2019, June  4, 2019, June 14, 2019, August  14, 2019, August 30, 2019 and March 6, 2020.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain copies of the Information Statement and the documents incorporated by reference in this Information Statement, including the Annual Report, through our website, www.charah.com, and from the SEC at its website, www.sec.gov, or by making written or telephone requests for such copies to:

Charah Solutions, Inc.

Attention: Investor Relations

12601 Plantside Drive

Louisville KY 40299

(502) 245-1353

You should rely only on the information provided in this Information Statement. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. We have not authorized anyone else to provide you with any information.

OTHER MATTERS

Proposals by Security Holders

No stockholder proposals are included in this Information Statement.

Effective Dates

The actions will take effect on April 5, 2020, which is 20 calendar days following the date we first mail this Information Statement to our stockholders. The purchase and sale of the shares of Preferred Stock pursuant to the Preferred Stock Purchase Agreement is expected to close on March 16, 2020.

Expenses

We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholder. We undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

Annex A

[Certificate of Designations of Series A Preferred Stock]

Final Form

CERTIFICATE OF DESIGNATIONS OF

SERIES A PREFERRED STOCK

OF CHARAH SOLUTIONS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

CHARAH SOLUTIONS, INC., a Delaware corporation, certifies that pursuant to the authority contained in Article IV of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Special Committee of the Board of Directors duly approved and adopted on March 4, 2020 the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of Preferred Stock, par value $0.01 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting and other powers, preferences, and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SECTION 1. Designation and Amount; Ranking.

(a) There shall be created from the 50,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “Series A Preferred Stock,” par value $0.01 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be 26,000 shares. Shares of the Preferred Stock that are redeemed, purchased or otherwise acquired by the Company (or any other Redeeming Party), or converted into shares of Common Stock, shall be cancelled, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued except as permitted under Section 4(b)(ii).

(b) The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

SECTION 2. Definitions.

As used herein, the following terms shall have the following meanings:

“14C Expiration Date” shall mean the date immediately following the expiration of the 20 calendar day period commencing on the stated date of distribution to the Company’s stockholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of a definitive Information Statement on Schedule 14C filed by the Company with the SEC relating to the issuance of the Preferred Stock.

“Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from, and including, the most recently preceding fiscal quarter (or the Issue Date, if such date is prior to the first full fiscal quarter Dividend Payment Date) to, but not including, such date.

“Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate amount of accrued and unpaid dividends added to the Liquidation Preference in accordance with Sections 3(b), 3(c), 3(d) and 3(f).

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Applicable Treasury Rate” shall mean the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the Change of Control Redemption Date or the date of the Liquidation Event, as applicable, of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the Change of Control Redemption Date or the date of the Liquidation Event, as applicable, to the First Call Date; provided, however, that if the period from the Change of Control Redemption Date or the date of the Liquidation Event, as applicable, to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“As-Converted Preferred Stock” shall have the meaning set forth in Section 3(g).

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“BCP Group” shall mean BCP Energy Services Fund-A, LP, a Delaware limited partnership, BCP Energy Services Fund, LP, a Delaware limited partnership, Charah Holdings LP, a Delaware limited partnership, and, in each case, any Affiliate of the foregoing entities.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, the State of Louisiana or the State of Kentucky shall not be regarded as a Business Day.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Company.

“Cash Dividends” shall have the meaning set forth in Section 3(a).

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as modified by this Certificate of Designations, as further amended or restated in accordance with applicable law and this Certificate of Designations.

“Certificated Preferred Stock” shall have the meaning set forth in Section 10(b)(i).

“Change of Control” shall mean the occurrence of any of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation, which is covered by subsection (ii) below), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(ii) the consummation of any transaction (including, without limitation, pursuant to a merger or consolidation), the result of which is that any Person becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company; provided, however, solely for purposes of this subsection (ii), a “Person” shall include, in connection with a direct merger of a publicly traded entity with the Company, the shareholders of such publicly traded entity with whom the Company merges; or

(iii) any event which constitutes a “Change of Control” under (A) the CHRA Credit Agreement or (B) any indenture of the Company or future senior notes or credit facilities of the Company having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000, and in each case such “Change of Control” is not waived by the lenders pursuant to the CHRA Credit Agreement or the applicable credit agreement or the holders of such notes pursuant to the applicable credit documentation associated therewith.

Notwithstanding the foregoing, unless a member of the BCP Group purchases all or substantially all of the Company’s assets in a transaction or a series of related transactions approved by the Company’s Board of Directors, no acquisition or disposition of Capital Stock by a member of the BCP Group shall constitute a Change of Control.

“Change of Control Redemption Date” shall have the meaning set forth in Section 8(a).

“Change of Control Redemption Notice” shall have the meaning set forth in Section 8(c).

“Change of Control Redemption Premium” shall mean (a) on or prior to the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference plus the Make-Whole Premium and (ii) the Closing Sale Price of the Common Stock on the date of the Change of Control multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Change of Control and (b) following the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference and (ii) the Closing Sale Price of the Common Stock on the date of the Change of Control multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Change of Control. Notwithstanding the foregoing, solely in the event that the Change of Control Redemption Date occurs prior to the first anniversary of the Issue Date, the amount of the Make-Whole Premium specified in the immediately preceding clause (a)(i) shall not exceed $4,000,000 in the aggregate (the “Make-Whole Restriction Amount”). For the avoidance of doubt, the calculation of the Make-Whole Restriction Amount shall not in any respect include any Accrued Dividends or other amounts that are otherwise included in the calculation of the Liquidation Preference.

“Change of Control Redemption Price” shall have the meaning set forth in Section 8(b).

“CHRA Credit Agreement” shall mean that certain Credit Agreement, dated as of September 21, 2018, by and among the Company, the Guarantors (as defined therein), the Lenders (as defined therein) from time to time a party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (each as defined therein), as in effect on the date hereof (including as amended, supplemented or otherwise modified on or prior to the date hereof) and as may be further amended, restated, renewed, supplemented, refunded, replaced or refinanced as permitted pursuant to Section 4(b)(v) and Section 4(c)(i).

“CHRA Credit Modification” shall have the meaning set forth in Section 4(b).

“close of business” shall mean 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” shall mean Charah Solutions, Inc., a Delaware corporation.

“Company Optional Conversion Date” shall have the meaning set forth in Section 6(c).

“Company Optional Conversion Notice” shall have the meaning set forth in Section 6(b).

“Company Redemption Date” shall have the meaning set forth in Section 7(b).

“Company Redemption Notice” shall have the meaning set forth in Section 7(b)(ii).

“Company Redemption Preference” shall have the meaning set forth in Section 7(b)(i).

“Company Redemption Price” shall have the meaning set forth in Section 7(b)(i).

“Conversion Date” shall mean the Optional Conversion Date and the Company Optional Conversion Date, as applicable.

“Conversion Price” shall mean an amount equal to $2.77, as may be adjusted pursuant to Section 6(f).

“Conversion Rate” shall have the meaning set forth in Section 6(a).

“Dividend Payment Date” shall mean the date that is 45 days after the end of each fiscal quarter of the Company, unless the Board of Directors designates an earlier date.

“Dividend Rate” shall mean, as of the date of the determination, the rate per annum of 10%, compounded quarterly; provided, however, that (a) to the extent the Company elects to accrue a dividend payable (or any portion thereof) instead of paying such dividend payable in cash on any Dividend Payment Date, such rate shall be 13% per annum, compounded quarterly, for the portion of the dividend payable so accrued on such Dividend Payment Date and (b) upon the occurrence and during the continuance of an Event of Default, the Dividend Rate shall mean the rate per annum of 16%, compounded quarterly.

“Dividend Record Date” shall mean, with respect to any fiscal quarter and applicable Dividend Payment Date, the record date (which shall be a Business Day) set by the Board of Directors for holders eligible to receive any dividend declared for such fiscal quarter.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“Event of Default” shall mean the occurrence of any of the following:

(a) The failure of the Company to redeem or offer to redeem any share of the Preferred Stock for a cash purchase price equal to the Optional Redemption Price or Change of Control Redemption Price pursuant to Section 7 or Section 8, as applicable;

(b) The Company takes any action referred to in Section 4 without first obtaining the required consent or approval of the requisite Holders as specifically set forth therein;

(c) The Company fails to perform or observe any other term, covenant or agreement contained in the Certificate of Incorporation, the bylaws of the Company, the Stockholders’ Agreement or this Certificate of Designations; or

(d) Any event which constitutes an event of default under (i) the CHRA Credit Agreement or (ii) any indenture of the Company or future senior notes or credit facilities of the Company having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000, and such “event of default” is not waived by the lenders pursuant to the CHRA Credit Agreement or the applicable credit agreement or the holders of such notes pursuant to the applicable credit documentation associated therewith.

“Ex-Date” shall mean when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Call Date” shall mean the third anniversary of the Issue Date.

“GAAP” shall mean United States generally accepted accounting principles.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business consistent with past practice.

“Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Preferred Stock.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others and (f) all Capital Lease Obligations of such Person.

“Issue Date” shall mean the original date of issuance of the Preferred Stock, which shall be the date that this Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Junior Stock” shall mean all classes of the Company’s common stock and each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Liquidation Event” shall have the meaning set forth in Section 5(a).

“Liquidation Event Preference” shall mean, with respect to each share of Preferred Stock, (a) on or prior to the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference plus the Make-Whole Premium and (ii) the Closing Sale Price of the Common Stock on the date of the Liquidation Event multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Liquidation Event and (b) following the First Call Date, an amount in cash equal to the greater of (i) 100% of the Liquidation Preference and (ii) the Closing Sale Price of the Common Stock on the date of the Liquidation Event multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock immediately prior to the Liquidation Event.

“Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $1,000.00, as adjusted pursuant to Sections 3(b), 3(c), 3(d) and 3(f), in each case to the date of payment of the Liquidation Preference, the Conversion Date, the Optional Redemption Date or the Change of Control Redemption Date, as applicable.

“Make-Whole Premium” shall mean, as of the applicable Change of Control Redemption Date or date of the Liquidation Event, in each case prior to the First Call Date, an amount in cash equal to the present value (which shall be calculated using an annual discount rate (compounded quarterly) equal to the Applicable Treasury Rate as of such date plus 50 basis points) as of such date of the sum of the remaining Cash Dividends that would accrue on such shares of Preferred Stock being redeemed from such date to the First Call Date (including, for the avoidance of doubt, any dividends that would accrue from the Dividend Payment Date immediately prior to the First Call Date through the First Call Date), as calculated by the Holders or on behalf of the Holders by such Person as the Holders shall designate.

“Make-Whole Restriction Amount” shall have the meaning set forth in the definition of “Change of Control Redemption Premium”.

“Market Value” shall mean the Average VWAP during a 20 consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date of determination.

“Material Acquisition” shall mean any acquisition of all or substantially all of the assets of, or all of the Equity Interests (other than directors’ qualifying shares) in a Person or division or line of business of a Person in respect of which the aggregate consideration exceeds $5,000,000.

“Material Disposition” shall mean any sale, transfer or other disposition, directly or indirectly, by the Company or any consolidated Subsidiary of the Company to any Person other than the Company or a consolidated Subsidiary of the Company of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business, including receivables sold or contributed under an accounts receivable securitization facility) in one or a series of related transactions in respect of which the aggregate consideration exceeds $5,000,000.

“National Securities Exchange” shall mean an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“Non-Cash Dividend Election” shall have the meaning set forth in Section 3(b).

“Officer” shall mean the Chief Executive Officer, the President, the President–Finance Administration, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“opening of business” shall mean 9:00 a.m. (New York City time).

“Optional Conversion Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Date” shall have the meaning set forth in Section 7(a)(ii).

“Optional Redemption Notice” shall have the meaning set forth in Section 7(a)(ii).

“Optional Redemption Price” shall have the meaning set forth in Section 7(a)(i).

“Ownership Notice” shall mean the notice of ownership of Capital Stock containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law and, in the case of an issuance of Capital Stock pursuant to the terms hereof, in substantially the form attached hereto as Exhibit B.

“Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Paying Agent” shall mean the Transfer Agent, acting in its capacity as paying agent for the Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Company.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Board Observer” shall have the meaning set forth in Section 4(f).

“Preferred Committee Observer” shall have the meaning set forth in Section 4(f).

“Preferred Director” shall have the meaning set forth in Section 4(f).

“Preferred Stock” shall have the meaning set forth in Section 1(a).

“Pro Rata Repurchases” shall mean any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both of the foregoing clauses (i) and (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of Indebtedness of the Company or any other Person or any other property (including shares of capital stock, other securities or evidences of Indebtedness of a subsidiary), or any combination thereof, effected while the Preferred Stock is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of a purchase with respect to any Pro Rata Repurchase.

“Purchase Agreement” shall mean that certain Series A Preferred Stock Purchase Agreement, dated as of March 5, 2020, by and among the Company and the purchasers set forth therein.

“Redeeming Party” shall have the meaning set forth in Section 8(a).

“Requisite Approval Notice Date” shall have the meaning set forth in Section 11(i).

“Restricted Period Termination Date” shall have the meaning set forth in Section 10(a)(ii)(A).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Stock” shall mean each class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Series A Preferred Stock” shall have the meaning set forth in Section 1(a).

“Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC covering resales of Transfer Restricted Securities by holders thereof.

“Shortfall Amount” shall have the meaning set forth in Section 3(f).

“Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement, dated as of June 18, 2018, by and among Charah Solutions, Inc., a Delaware corporation, Bernhard Capital Partners Management, LP, a Delaware limited partnership, CEP Holdings, Inc., a Delaware corporation, the stockholders identified on the signature pages thereto, and any other persons signatory thereto from time to time, as the same may be amended, restated, replaced or otherwise modified from time to time.

“Subsidiary” shall mean, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company.

“Transfer Restricted Securities” shall mean each share of Common Stock received upon conversion of a share of Preferred Stock until (a) such shares of Common Stock shall be freely tradable pursuant to an exemption from registration under the Securities Act under Rule 144 thereunder, or (b) the resale of such shares of Common Stock under an effective Shelf Registration Statement, in each case unless otherwise agreed to by the Company and the Holder thereof.

“Trigger Event” shall have the meaning set forth in Section 6(f)(vi).

“Voting Cap” shall have the meaning set forth in Section 4(a).

“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors of the Company (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

“VWAP” per share of Common Stock on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “CHRA <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

SECTION 3. Dividends.

(a) Holders shall be entitled to receive, with respect to each share of Preferred Stock prior to any distributions made in respect of any Junior Stock in respect of the same fiscal quarter, out of funds legally available for payment, cash dividends (“Cash Dividends”) on the Liquidation Preference in effect immediately after the last day of the immediately prior fiscal quarter (or if there has been no prior full fiscal quarter, the Issue Date), computed on the basis of a 360-day year consisting of twelve 30-day months, at the Dividend Rate. To the extent the Board of Directors so declares, Cash Dividends shall be payable in arrears on each Dividend Payment Date for the fiscal quarter ending immediately prior to such Dividend Payment Date (or with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending on the last day of the fiscal quarter following the Issue Date), to the Holders as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Dividends on the Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis from the last day of the most recent fiscal quarter, or if there has been no prior full fiscal quarter, from the Issue Date, until Cash Dividends are paid pursuant to this Section 3(a) in respect of such accumulated amounts or the Liquidation Preference is increased in respect of such accumulated amounts pursuant to Section 3(b), Section 3(c) or Section 3(d).

(b) Notwithstanding anything to the contrary in Section 3(a), the Company may, at the sole election of the Board of Directors, elect (a “Non-Cash Dividend Election”) to, in lieu of paying a dividend in cash, (i) accrue all or any portion of such dividend to the account of such Holders at the Dividend Rate specified in clause (a) of the definition of “Dividend Rate” and (ii) have such dividend be deemed an Accumulated Dividend that is added to the Liquidation Preference for all purposes of this Certificate of Designations. If the Company shall elect to declare and pay a portion, but not all, of a dividend in cash, then the amount of such dividend paid in cash shall be allocated among the Holders in proportion to the number of shares of Preferred Stock held by each Holder. If the Company fails to pay a Cash Dividend in respect of any fiscal quarter and does not make an affirmative Non-Cash Dividend Election in respect thereof, the Company shall be deemed to have made a Non-Cash Dividend Election for all purposes of this Certificate of Designations.

(c) Notwithstanding anything to the contrary, if any shares of Preferred Stock are converted into Common Stock in accordance with this Certificate of Designations on a date during the period between the close of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date, the Accrued Dividends with respect to such shares of Preferred Stock, at the Company’s option, shall either (i) be paid in cash on or prior to the date of such conversion or (ii) not be paid in cash, be deemed to be Accumulated Dividends and be added to the Liquidation Preference for purposes of such conversion. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the last day of the most recently preceding fiscal quarter to, but not including, the applicable Conversion Date. The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(d) Notwithstanding anything to the contrary, if any shares of Preferred Stock are redeemed by the Company in accordance with this Certificate of Designations on a date during the period between the close of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date, the Accrued Dividends with respect to such shares of Preferred Stock shall be deemed to be Accumulated Dividends and shall be added to the Liquidation Preference for purposes of such redemption. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the last day of the most recently preceding fiscal quarter to, but not including, the Optional Redemption Date, the Company Redemption Date or the Change of Control Redemption Date, as applicable. The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(e) So long as any share of the Preferred Stock remains outstanding, except as consented to by the Holders of at least a majority of the then-outstanding shares of Preferred Stock, no dividend or distribution shall be declared or paid on, and no redemption or repurchase shall be agreed to or consummated of, Parity Stock, Common Stock or any other shares of Junior Stock, unless all accumulated and unpaid dividends for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) of the Company have been declared and paid; provided, however, that the foregoing limitation shall not apply to redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business consistent with past practice, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees.

(f) Except as provided in Section 3(b), if the Company does not make a Non-Cash Dividend Election and fails to pay in full in cash to the Holders a Cash Dividend in an amount equal to the product of the Liquidation Preference multiplied by the Dividend Rate for a fiscal quarter, then (i) the amount of such shortfall (the “Shortfall Amount”) will continue to be owed by the Company to the Holders and will accumulate until paid in full in cash and (ii) the Liquidation Preference will be deemed increased until the Shortfall Amount is paid in full in cash by an amount equal to the Shortfall Amount plus the product of the Liquidation Preference multiplied by a rate per annum of 3% for such fiscal quarter.

(g) The Company may declare and pay cash dividends in respect of its Common Stock only if, for purposes of such cash dividend, each share of Preferred Stock is deemed to be equal to the number of whole shares of Common Stock into which such share of Preferred Stock is convertible as of the date such dividend is declared (at the Conversion Rate then in effect or, if the share of Preferred Stock is not then convertible, by assuming that such shares of Preferred Stock are convertible at the Conversion Rate then in effect) (“As-Converted Preferred Stock”), and such dividend is equally allocated among and paid in cash to each share of Common Stock and As-Converted Preferred Stock on an aggregate basis.

SECTION 4. Special Rights.

(a) From and after the Requisite Approval Notice Date, (i) on any matter presented to the holders of Common Stock for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such Holder are convertible as of the record date for determining shareholders entitled to vote on such matter (at the Conversion Rate then in effect or, if the shares of Preferred Stock are not then convertible, by assuming that such shares of Preferred Stock are convertible at the Conversion Rate then in effect) and (ii) except as provided by the Delaware General Corporation Law, the Certificate of Incorporation or by another provision of this Certificate of Designations, Holders shall vote together with the holders of Common Stock as a single class. Notwithstanding anything to the contrary, prior to the Requisite Approval Notice Date, the Preferred Stock Beneficially Owned by a Holder of Preferred Stock or any of its Affiliates may only be voted to the extent that the aggregate voting power of all of the Company’s Voting Stock that is Beneficially Owned by a Holder and its respective Affiliates does not exceed 0.99% of the aggregate voting power of all of the Company’s Voting Stock outstanding on the applicable record date for determining stockholders who may vote with respect to any proposal (the “Voting Cap”). The Preferred Stock shall immediately and permanently cease to be subject to the Voting Cap from and after the Requisite Approval Notice Date.

(b) So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Delaware General Corporation Law, the Certificate of Incorporation or this Certificate of Designations, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) any issuance, authorization or creation of (including by reclassification of currently-issued Equity Interests or otherwise), or any increase by the Company in the issued or authorized amount of, any specific class or series of Parity Stock, Preferred Stock or Senior Stock;

(ii) any issuance, authorization or creation of, or any increase by any of the Company’s consolidated Subsidiaries of any issued or authorized amount of, any specific class or series of Equity Interests;

(iii) any amendment, modification or alteration of, or supplement to, the Certificate of Incorporation, the bylaws of the Company or this Certificate of Designations that would adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder;

(iv) any amendment, modification or alteration of any rights, preferences or privileges of the Preferred Stock or any other duly authorized issued and outstanding Equity Interests of the Company;

(v) the payment of any dividend on, redemption, repurchase or conversion of any Junior Stock; or

(vi) any agreement, understanding or other arrangement that restricts or would have the effect of restricting the payment of any dividend on, redemption or repurchase of or conversion of the Preferred Stock; provided, however, that the Company may amend, modify, restate, renew, supplement, refund, replace or refinance the CHRA Credit Agreement and any indebtedness thereunder (“CHRA Credit Modification”) without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Preferred Stock only if and to the extent that such CHRA Credit Modification does not augment, increase or otherwise modify in a manner that is adverse to any Holder (or have the effect of augmenting, increasing or modifying in a manner that is adverse to any Holder) the restrictions relating to the payment of any dividend on, redemption or repurchase of or conversion of the Preferred Stock that exist in the CHRA Credit Agreement as of the Issue Date; provided further, that the Company may not, without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Preferred Stock, make any CHRA Credit Modification that could, individually or in the aggregate, be expected to be materially adverse to the Holders.

(c) At any time that a sufficient number of shares of Preferred Stock are outstanding such that the Liquidation Preference of such shares in the aggregate would equal at least $7,500,000, then, in addition to any other vote or consent of stockholders required by the Delaware General Corporation Law, the Certificate of Incorporation or this Certificate of Designations, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) any incurrence of Indebtedness or permitting to exist any lien on any of the Company’s or its Subsidiaries’ assets or properties, other than (A) indebtedness expressly permitted under Section 7.02 of the CHRA Credit Agreement and (B) liens expressly permitted under Section 7.01 of the CHRA Credit Agreement, in each case, in effect on the Issue Date; provided, that the Company shall only be permitted to refinance, and incur corresponding liens in connection with any refinancing of the Obligations (as defined in the CHRA Credit Agreement) and/or any refinancing debt in respect thereof, in each case, with indebtedness (1) the principal amount of which does not exceed the sum of (x) the total outstanding principal amount of such debt being refinanced (including undrawn committed or available amounts, any letter of credit subfacilities and including amounts owing to all creditors under any combined or syndicated credit arrangement), plus (y) any usual and customary accrued and unpaid interest, premium, fees and costs and expenses thereon and (2) that does not contain terms and conditions that are materially adverse to the Preferred Stock or the interests of the Holders relative to the terms and conditions of the indebtedness being refinanced;

(ii) any material transaction, or agreement to enter into any material transaction, with an Affiliate;

(iii) any Material Acquisition or Material Disposition except in connection with a sale of all or substantially all of the Company’s assets (whether by sale of the Equity Interests of the Company’s Subsidiaries, or pursuant to a merger or consolidation or other disposition of any such Subsidiaries);

(iv) any amendment, modification or alteration of, or supplement to the Stockholders’ Agreement in a manner materially adverse to the Holders;

(v) any voluntary liquidation, dissolution or winding up of the Company or any of its material Subsidiaries;

(vi) any voluntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its Subsidiaries, any appointment of a receiver or trustee for all or substantially all of the assets of the Company or any of its Subsidiaries on a consolidated basis or any assignment for the benefit of a creditor of the Company or any of its Subsidiaries;

(vii) any material alteration of the principal line or lines of business of the Company or any of its Subsidiaries; or

(viii) any increase in the number of directors appointed to the Company’s Board of Directors beyond the number set forth in the Certificate of Incorporation or this Certificate of Designations.

(d) In exercising the voting rights set forth in Section 4(b) and Section 4(c), each share of Preferred Stock shall be entitled to one vote.

(e) The rules and procedures for calling and conducting any meeting of the Holders (including the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the bylaws of the Company, the Stockholders’ Agreement and applicable law.

(f) Subject to the other provisions of this Section 4(f) and from and after the Requisite Approval Notice Date, for so long as any shares of Preferred Stock are outstanding, the Holders, acting exclusively and separately as a class, shall have the option and right (but not the obligation), exercisable at any time by delivering a written notice of such designation to the Company, to appoint either (i) a non-voting observer (the “Preferred Board Observer”) to the Board of Directors or (ii) appoint one director to the Board of Directors (the “Preferred Director”). To the extent the Holders elect to exercise the foregoing right, the Preferred Director or Preferred Board Observer, as applicable, that the Holders choose to appoint shall be elected by Holders of a majority of the issued and outstanding shares of the Preferred Stock at each annual meeting of stockholders of the Company, or by written consent in lieu of a meeting of the Holders of a majority of the issued and outstanding shares of the Preferred Stock, with the Preferred Director (if applicable) serving a term of office expiring at the earliest of the next annual meeting of stockholders of the Company or the death, resignation or removal of such Preferred Director; provided, however, that the Preferred Director shall not be prohibited from serving as a director pursuant to any applicable law (including, without limitation, the Exchange Act, as amended, and the Clayton Antitrust Act of 1914, as amended) or rule or regulation of the SEC or any National Securities Exchange on which the Company’s Common Stock is listed or admitted to trading; provided further, that, for the avoidance of doubt, the Holders of a majority of the issued and outstanding shares of the Preferred Stock may at any time change their election to appoint a Preferred Board Observer or Preferred Director upon an annual or special meeting of the Holders duly called for such purpose or pursuant to a written consent of the Holders, and a person shall be appointed as the Preferred Director or Preferred Board Observer, as applicable, by the Holders of a majority of the issued and outstanding shares of the Preferred Stock at such annual or special meeting or pursuant to such written consent, and such change of election shall be effective upon the delivery of a written notice to the Company. The Company shall take all actions necessary or advisable to effect the Holders’ election regarding a Preferred Board Observer or Preferred Director, as applicable. Further, the Holders shall have the option and right (but not the obligation) to (x) in the event the Holders elect to have a Preferred Director, have representation on each committee of the Board of Directors to the extent not prohibited by applicable law or rule or regulation of the SEC or any National Securities Exchange on which the Company’s Common Stock is listed or admitted to trading, and (y), to the extent the Holders do not have representation on a committee of the Board of Directors, appoint a non-voting observer (a “Preferred Committee Observer”) to any or all committees of which a Preferred Director is not a member. At any meeting held for the purpose of electing a Preferred Director, Preferred Board Observer, or to make an election to have a Preferred Board Observer or Preferred Director, the presence in person or by proxy of the Holders of a majority of the outstanding shares of the Preferred Stock shall constitute a quorum for the purpose of such election. Subject to the other provisions of this Section 4(f), the initial Preferred Director elected by the Holders (if any) shall serve as the Preferred Director until the expiration of his or her term of office or such earlier time as the Holders elect to replace the initial Preferred Director or any successors thereof upon prompt written notice to the Company. Any Preferred Director may be removed for cause or otherwise by, and only by, the affirmative vote of the Holders holding a majority of the issued and outstanding shares of Preferred Stock, given either at a special meeting of the Holders duly called for that purpose or pursuant to a written consent of the Holders. In the event of the resignation, death or removal (for cause or otherwise) of any Preferred Director, Preferred Board Observer or Preferred Committee Observer from the Board of Directors or any committee thereof, as applicable, the Holders shall have the continuing right to elect a successor Preferred Director, Preferred Board Observer or Preferred Committee Observer, as applicable, to the Board of Directors or any committee thereof, as applicable, to fill the resulting vacancy on the Board of Directors or any applicable committee thereof. For the avoidance of doubt, in the event that the Holders elect to appoint a Preferred Director, the total number of authorized directors constituting the Board of Directors shall be increased by such Preferred Director, and at any time that the Holders elect not to have a Preferred Director or remove a Preferred Director without replacement, the total number of authorized directors constituting the Board of Directors shall be reduced accordingly.

(g) Any member of the BCP Group that is a Holder and each other Holder of Preferred Stock (or Common Stock into which such Preferred Stock has been converted in accordance with Section 6) with an aggregate Liquidation Preference of $2,000,000 or more shall be entitled to receive the following from the Company:

(i) Within 90 days (or 120 days in the case of the fiscal year containing the Issue Date) after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a report on the annual financial statements by the Corporation’s independent registered public accounting firm and year end bookings and retention, in a manner that complies in all material respects with the requirements specified in such form;

(ii) Within 45 days after the end of each of each fiscal quarter, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the

SEC, including financial statements prepared in accordance with GAAP and quarterly bookings and retention, in a manner that complies in all material respects with the requirements specified in such form; and

(iii) Within 60 days following the beginning of each fiscal year, an annual budget in the form customarily prepared by the Company.

SECTION 5. Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary (“Liquidation Event”), each Holder shall be entitled to receive, in respect of such shares of Preferred Stock, and to be paid out of the assets of the Company, an amount in cash equal to the Liquidation Event Preference thereon, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a Liquidation Event.

(c) After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders of shares of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Preferred Stock.

(d) In the event the assets of the Company available for distribution to the Holders upon any Liquidation Event shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

SECTION 6. Conversion.

(a) The Holders shall, at all times on and after the first Business Day that is three months after the Issue Date, have the right to convert their shares of Preferred Stock, in whole or in part, into that number of whole shares of Common Stock for each share of Preferred Stock equal, subject to Section 6(j), to the quotient of (i) the Liquidation Preference divided by (ii) the per share Conversion Price then in effect, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9 (such quotient, the “Conversion Rate”). To convert shares of Preferred Stock into shares of Common Stock pursuant to this Section 6(a), such Holder shall give written notice (the “Optional Conversion Notice” and the date of such notice, the “Optional Conversion Notice Date”) to the Company stating that such Holder elects to so convert shares of Preferred Stock and shall state therein: (A) the number of shares of Preferred Stock to be converted, (B) the name or names in which such Holder wishes the shares of Common Stock to be issued, (C) the Holder’s computation of the number of shares of Common Stock to be received by such Holder and (D) the Conversion Price on the Optional Conversion Notice Date. If a Holder validly delivers an Optional Conversion Notice in accordance with this Section 6(a), the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than ten Business Days thereafter (the date of issuance of such shares, the “Optional Conversion Date”). Notwithstanding anything to the contrary, prior to the Requisite Approval Notice Date, no Preferred Stock may be converted into Common Stock.

(b) On or after the first Business Day that is three years after the Issue Date, if the Holders have not elected to convert all of their shares of Preferred Stock pursuant to Section 6(a), the Company shall have the right to provide each of the Holders with a written notice (the “Company Optional Conversion Notice”) giving the

Holder the option to choose, in such Holder’s sole discretion, by delivering a writing to the Company within 30 days of receipt of the Company Optional Conversion Notice, to have all (but not less than all) of such Holder’s outstanding shares of Preferred Stock either (i) converted, in whole and not in part, into that number of whole shares of Common Stock for each share of Preferred Stock equal, subject to Section 6(j), to the quotient of (x) the Liquidation Preference divided by (y) the per share Conversion Price then in effect, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9 or (ii) redeemed, in whole and not in part, in cash for an amount equal to the Company Redemption Preference; provided, that if the Company does not have sufficient liquidity or is otherwise unable to pay the applicable Company Redemption Preference (including if such redemption would at the time not be compliant with the provisions of the CHRA Credit Agreement and any other agreements governing the Company’s future or existing outstanding Indebtedness) to each Holder electing to have its Preferred Stock redeemed in cash, then all such Holders will continue to hold their Preferred Stock and shall not, for the avoidance of doubt, be required to convert their Preferred Stock into Common Stock. Notwithstanding the foregoing, the Company may not issue a Company Optional Conversion Notice unless (A) the Average VWAP per share of the Common Stock during a 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Company Optional Conversion Notice Date is greater than 120% of the per share Conversion Price then in effect, (B) the Common Stock is then listed on a National Securities Exchange, (C) a registration statement for the re-sale of the Common Stock is then effective and (D) the Company is not then in possession of material non-public information (as determined by Regulation FD promulgated under the Exchange Act).

(c) To issue a Company Optional Conversion Notice pursuant to Section 6(b), each such written notice shall state therein (A) the number of shares of Preferred Stock to be converted or redeemed at the Holder’s option, (B) the per share Conversion Price and the Company Redemption Preference as of the date of such notice (the “Company Optional Conversion Notice Date”), (C) the Company’s computation of the number of shares of Common Stock to be received by the Holder in the event such Holder elects to convert its Preferred Stock and (D) that the conditions set forth in Section 6(b) have been met as of the Company Optional Conversion Date (inclusive of reasonable supporting documentation in connection therewith). If the Company validly delivers a Company Optional Conversion Notice in accordance with this Section 6(c), then (x) if a Holder elects to convert its Preferred Stock pursuant to the Company Optional Conversion Notice, then the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than ten Business Days after the Holder delivers its election (the date of issuance of such shares, the “Company Optional Conversion Date”) and (y) if a Holder elects for a redemption of its Preferred Stock in cash, then the Company and the Holder shall proceed with the redemption of such Preferred Stock in accordance with the provisions of Sections 7(b) and 7(c).

(d) Upon conversion, each Holder shall surrender to the Company the certificates representing any shares held in certificated form to be converted during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent maintained by it, accompanied by (i) (if so required by the Company or its duly appointed Transfer Agent) a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and (ii) transfer tax stamps or funds therefor, if required pursuant to Section 6(i).

(e) Immediately prior to the close of business on the Optional Conversion Date or the Company Optional Conversion Date, as applicable, with respect to a conversion, a Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s shares of Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. Except to the extent that a Holder is not able to convert its shares of Preferred Stock into Common Stock as a result of Section 6(j), on the Optional Conversion Date or the Company Optional Conversion Date, as applicable, dividends shall cease to accrue on the shares Preferred Stock so converted and all other rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except that only the rights of Holders thereof to receive the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9). As promptly as practical after the conversion of any shares of Preferred Stock into Common Stock, the Company shall deliver to the applicable Holder an Ownership Notice identifying the number of full shares of Common Stock to which such Holder is entitled, and a cash payment in respect of fractional shares in accordance with Section 9.

(f) The Conversion Price shall be subject to the following adjustments:

(i) If the Company pays a dividend (or other distribution) in shares of Common Stock to holders of the Common Stock, in their capacity as holders of Common Stock, then the Conversion Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1	=	the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

(ii) If the Company issues to holders of shares of the Common Stock, in their capacity as holders of Common Stock, rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Conversion Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X

OS0 + Y

where

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii) If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and

OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.

(iv) If the Company distributes to all holders of shares of Common Stock evidences of Indebtedness, shares of Capital Stock (other than Common Stock), cash or other assets (including securities, but excluding any dividend or distribution referred to in clause (i), any rights or warrants referred to in clause (ii) above, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0

SP0 - FMV

where

SP0	=	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Conversion Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Conversion Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS

MP0

MP0	=	the average of the Closing Sale Price of the Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS	=	the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend distribution had not been declared.

(v) In the case the Company effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

(vi) Notwithstanding any other provisions of this Section 6(f), rights or warrants distributed by the Company to holders of Common Stock, in their capacity as holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(f) (and no adjustment to the Conversion Price under this Section 6(f) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under Section 6(f)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to a Conversion Price under this Section 6(f) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, such Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, such Conversion Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon conversion of the Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause, then upon conversion of Preferred Stock the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Conversion Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon conversion of the Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(g) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in any Conversion Price then in effect shall be required by reason of the taking of such record.

(h) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each Holder a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(i) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock and the issuance or delivery of any Ownership Notice, whether at the request of a Holder or upon the conversion of shares of Preferred Stock, shall each be made without charge to the Holder or recipient of shares of Preferred Stock for such certificates or Ownership Notice or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby or such Ownership Notice or the securities identified therein, and such certificates or Ownership Notice shall be issued or delivered in the respective names of, or in such names as may be directed by, the applicable Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of the relevant Preferred Stock and the Company shall not be required to issue or deliver any such certificate or Ownership Notice unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(j) In the event that any Holder elects to convert shares of Preferred Stock into shares of Common Stock pursuant to Section 6(a), the sum of (i) the number of shares of Common Stock into which the shares of Preferred Stock can then be converted upon such exercise pursuant this Certificate of Designations and (ii) the number of shares of Common Stock into which the shares of Preferred Stock have already been converted in accordance with this Certificate of Designations shall not exceed the maximum number of shares of Common Stock which the Company may issue under the Certificate of Incorporation or the maximum number of shares of Common Stock which the Company may issue without stockholder approval under applicable law (including, for the avoidance of doubt, the stockholder approval rules of any National Securities Exchange on which the shares of Common Stock are listed). The Company will use its reasonable best efforts to seek stockholder approval for the issuance of shares of Common Stock upon conversion of the Preferred Stock above the amount that the Company may issue without such stockholder approval pursuant to New York Stock Exchange Rule 312.03(c).

(k) Any shares of Common Stock delivered pursuant to this Section 6 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters of any state or federal law), free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Certificate of Designations or created by the holders thereof.

(l) The Company shall use its reasonable best efforts to at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall use its commercially reasonable efforts to take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock or the payment or partial payment of dividends (if any) declared on Preferred Stock that are payable in Common Stock. If the Company does not at any time have reserved and available the number of shares of Common Stock described in the preceding sentence, the Company shall pay to the Holders (on a pro rata basis across all Holders based on their respective ownership of Preferred Stock) an amount in cash equal to $50,000 per month (pro-rated for partial months), payable no later than five Business Days after the end of each month until the Company again has reserved and available such number of shares of Common Stock.

SECTION 7. Optional Redemption.

(a) At any time, and from time to time, on or after the first Business Day that is seven years after the Issue Date, each Holder shall have the right, subject to applicable law, to require the Company to redeem the Preferred Stock, in whole or in part, from any source of funds legally available for such purpose.

(i) Subject to applicable law, the Company shall effect any such redemption pursuant to this Section 7(a) by paying cash for each share of Preferred Stock to be redeemed in an amount equal to the Liquidation Preference (including, for the avoidance of doubt, any Accrued Dividends added to the Liquidation Preference in accordance with Section 3(d)) (the “Optional Redemption Price”).

(ii) Any Holder electing to have its Preferred Stock redeemed shall give notice of its election to redeem the Preferred Stock pursuant to this Section 7(a) (“Optional Redemption Notice”) to the Company stating that such Holder elects to so redeem its shares of Preferred Stock and shall state therein: (i) the number of shares of Preferred Stock to be redeemed and (ii) the Optional Redemption Price. If a Holder validly delivers an Optional Redemption Notice in accordance with this Section 7(a)(ii), the Company shall provide the Holder with information regarding the place where such shares of Preferred Stock in certificated form are to be redeemed and be presented and surrendered for payment of the Optional Redemption Price therefor, which surrender and payment shall take place as soon as reasonably practicable, but not later than ten Business Days after the Company’s receipt of the Optional Redemption Notice (the “Optional Redemption Date”).

(b) At any time, and from time to time, on or after the first Business Day that is three years after the Issue Date, the Company shall have the right, subject to applicable law, to redeem all, but not less than all, of the Preferred Stock then outstanding from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Company in its sole discretion (the “Company Redemption Date”).

(i) Subject to applicable law, the Company shall effect any such redemption pursuant to this Section 7(b) by paying cash for each share of Preferred Stock to be redeemed in an amount equal to the greater of (A) the Closing Sale Price of the Common Stock on the date of the Company Redemption Notice multiplied by the amount of Common Stock such Holder would be entitled to receive if such Holder’s Preferred Stock were converted into Common Stock on the date of the Company Redemption Notice and (B) the Liquidation Preference (including, for the avoidance of doubt, any Accrued Dividends added to the Liquidation Preference in accordance with Section 3(d)), multiplied by, (x) if the Company Redemption Date is prior to the fourth anniversary of the Issue Date, 103%, and (y) if the Company Redemption Date is on or after the fourth anniversary of the Issue Date, 100% (the amount calculated pursuant to clause (B), the “Company Redemption Preference”, and the greater of the amount calculated pursuant to clause (A) and clause (B), the “Company Redemption Price”).

(ii) The Company shall give notice of its election to redeem the Preferred Stock pursuant to this Section 7(b) not less than 30 days and not more than 60 days before the Company Redemption Date to the Holders of Preferred Stock as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein. Such notice (the “Company Redemption Notice”) shall state: (w) the Company Redemption Date, (x) the number of shares of Preferred Stock to be redeemed from such Holder, (y) the Company Redemption Price and (z) the place where any shares of Preferred Stock in certificated form are to be redeemed and be presented and surrendered for payment of the applicable Company Redemption Price therefor, which surrender and payment shall take place on the Company Redemption Date.

(c) If the Holder gives an Optional Redemption Notice or the Company gives a Company Redemption Notice, the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock as to which such Optional Redemption Notice or Company Redemption Notice, as applicable, shall have been given, no later than the open of business on the Optional Redemption Date or the Company Redemption Date, as applicable, and the Company shall give the Paying Agent irrevocable instructions and authority to pay the applicable Optional Redemption Price or the Company Redemption Price, as applicable, to the Holders to be redeemed upon surrender or deemed surrender of the Preferred Stock in certificated form therefor as set forth in the Optional Redemption Notice or the Company Redemption Notice, as applicable. If the Optional Redemption Notice or the Company Redemption Notice shall have been given, then from and after the Optional Redemption Date or the Company Redemption Date, as applicable, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Optional Redemption Notice or the Company Redemption Notice, as applicable, all dividends on such shares of Preferred Stock to be redeemed shall cease to accrue and all other rights with respect to the shares of Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only for the rights of Holders thereof to receive the Optional Redemption Price or the Company Redemption Price, as applicable. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Optional Redemption Price or the Company Redemption Price, as applicable, of the shares of Preferred Stock to be redeemed), and the holders of any shares of Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Preferred Stock, that remain unclaimed or unpaid after two years after the Optional Redemption Date or the Company Redemption Date, as applicable, or any other payment date, shall be, to the extent permitted by applicable law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Optional Redemption Notice or Company Redemption Notice, there shall be no redemption of any shares of Preferred Stock called for redemption until funds sufficient to pay the full Optional Redemption Price or Company Redemption Price, as applicable, of such shares shall have been deposited by the Company with the Paying Agent.

(d) Any redemption by the Company pursuant to this Section 7 shall be subject to compliance with the provisions of the CHRA Credit Agreement and any other agreements governing the Company’s future or existing outstanding indebtedness.

SECTION 8. Change of Control.

(a) In the event of a Change of Control, the Company or a third party with the prior written consent of the Company (such party, as applicable, the “Redeeming Party”) shall, in compliance with applicable law, make an offer to redeem all of the outstanding Preferred Stock in accordance with the provisions of this Section 8. Any such redemption accepted by a Holder shall occur on a date set by the Redeeming Party in its sole discretion, but no later than five Business Days after consummation of the Change of Control (the “Change of Control Redemption Date”). Notwithstanding anything to the contrary, the Change of Control Redemption Date may be on the date of the Change of Control, and any redemption pursuant to this Section 8 may be made simultaneously with the Change of Control. The Holders acknowledge and agree that, as long as the CHRA Credit Agreement contains terms restricting the ability of the Company to redeem the Preferred Stock in cash upon a Change of Control and such terms are not waived by the applicable lenders thereunder, the loans and other loan obligations that are accrued and payable under the CHRA Credit Agreement will be repaid (and any commitments and any outstanding letters of credit thereunder will be terminated) prior to such redemption of the Preferred Stock. For the avoidance of doubt, the preceding sentence shall not be deemed to be a waiver by any Holder of its right to receive from the Company and/or its successor the cash associated with such redemption.

(b) Subject to applicable law, the Redeeming Party shall effect any such redemption pursuant to this Section 8 by paying cash for each share of Preferred Stock to be redeemed in an amount equal to the Change of Control Redemption Premium for such share of Preferred Stock on such Change of Control Redemption Date (such product, the “Change of Control Redemption Price”).

(c) The Redeeming Party shall give notice of such redemption not less than 15 days and not more than 60 days before the scheduled Change of Control Redemption Date, to the Holders as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein. Such notice (the “Change of Control Redemption Notice”) shall state: (i) the Change of Control Redemption Date, (ii) the Change of Control Redemption Price and (iii) the place where any shares of Preferred Stock in certificated form are to be redeemed and shall be presented and surrendered for payment of the Change of Control Redemption Price therefor. The Redeeming Party shall give the Change of Control Redemption Notice in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of giving the Change of Control Redemption Notice.

(d) If the Redeeming Party gives a Change of Control Redemption Notice, the Redeeming Party shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock as to which such Change of Control Redemption Notice shall have been given, no later than the open of business on the Change of Control Redemption Date, and the Redeeming Party shall give the Paying Agent irrevocable instructions and authority to pay the applicable Change of Control Redemption Price to the Holders to be redeemed upon surrender or deemed surrender of the Preferred Stock in certificated form therefor as set forth in the Change of Control Redemption Notice.

SECTION 9. No Fractional Shares.

No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or mandatory, or in respect of dividend payments made in Common Stock on the Preferred Stock. Instead, the Company may elect to either make a cash payment to each Holder that would otherwise be entitled to a fractional share (based on the Closing Sale Price of such fractional share determined as of the Trading Day immediately prior to the payment thereof) or, in lieu of such cash payment, round up to the next whole share the number of shares of Common Stock to be issued to any particular Holder upon conversion.

SECTION 10. Uncertificated Shares; Certificated Shares.

(a) Uncertificated Shares.

(i) Form. Notwithstanding anything to the contrary herein, unless requested in writing by a Holder to the Company, the shares of Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware General Corporation Law. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii) Transfer.

(A) Prior to the one year anniversary of the Issue Date (such date, the “Restricted Period Termination Date”), without the prior consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), no Holder may transfer any Preferred Stock or any Common Stock into which such Preferred Stock has been converted pursuant to Section 6 other than (1) to an Affiliate of such Holder, (2) transfers consisting of distributions of such shares to such Holders’ affiliated investors, (3) pursuant to a tender or exchange offer from the Company, a merger or consolidation of the Company with or into another Person or a recapitalization of the Company, (4) as result of the commencement of voluntary or involuntary bankruptcy or liquidation proceedings by or against the Company or any of its Subsidiaries or (5) in connection with a Change of Control transaction. Following the Restricted Period Termination Date, the Preferred Stock and the Common Stock into which such Preferred Stock has been converted pursuant to Section 6 shall be unrestricted and freely transferable, subject to applicable securities laws and regulations binding upon such Holder or transfer. Notwithstanding the foregoing and anything to the contrary, each Holder may at any time make a bona fide pledge of any or all of its Preferred Stock or Common Stock into which such Preferred Stock has been converted pursuant to Section 6 in connection with a bona fide loan or other extension of credit, and any foreclosure by any pledged under such loan or extension of credit on any such pledged securities (or any sale thereof) shall not be considered a violation of this Section 10(a)(ii)(A) and the transfer of the Preferred Stock or Common Stock into which such Preferred Stock has been converted pursuant to Section 6 by a pledgee who has foreclosed on such loan or extension of credit shall not be considered a violation or breach of this Section 10(a)(ii)(A).

(B) Transfers of Preferred Stock or Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(iii) Legends. Each Ownership Notice issued with respect to a share of Preferred Stock or any Common Stock issued upon the conversion of Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each Ownership Notice issued with respect to a share of Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.”

(b) Certificated Shares.

(i) Form and Dating. When Preferred Stock is in certificated form (“Certificated Preferred Stock”), the Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Preferred Stock certificate shall be dated the date of its authentication.

(ii) Execution and Authentication. Two Officers shall sign each Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of the Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii) Transfer and Exchange. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B) is being transferred or exchanged pursuant to subclause (1) or (2) below, and is accompanied by the following additional information and documents, as applicable:

(1) if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(2) if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 10(b)(iv).

(iv) Legends.

(A) Each certificate evidencing Certificated Preferred Stock or any Common Stock issued upon the conversion of Preferred Stock shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(B) Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock or certificated Common Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security.

(v) Replacement Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(vi) Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the

Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

(c) Certain Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock as required pursuant to the provisions of this Section 10.

(ii) All shares of Preferred Stock, whether or not Certificated Preferred Stock, issued upon any registration of transfer or exchange of such shares of Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the shares of Preferred Stock surrendered upon such registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv) No service charge shall be made to a Holder for any registration of transfer or exchange of any Preferred Stock or Common Stock issued upon the conversion thereof on the transfer books of the Company or the Transfer Agent or upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. Notwithstanding the foregoing, the Company shall not be required to pay any tax or other governmental charge that may be payable in respect of any registration of transfer or exchange of any Preferred Stock or Common Stock issued upon the conversion thereof in a name other than that of the Holders of such shares of Preferred Stock or Common Stock issued upon the conversion thereof, and the Person or Persons requesting the issuance thereof shall be required to pay to the Company the amount of such tax or governmental charge or shall have established to the satisfaction of the Company that such tax or governmental charge has been paid.

(d) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 11. Other Provisions.

(a) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) upon such reacquisition be automatically cancelled by the Company and shall not be reissued.

(c) The shares of Preferred Stock shall be issuable only in whole shares.

(d) All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(e) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.

(f) Notwithstanding anything to the contrary, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

(g) Except as set forth in Section 4(b)(ii), the Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Company of any class.

(h) The Company shall distribute to the Holders copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of the Common Stock, at such times and by such method as documents are distributed to such holders of such Common Stock.

(i) As promptly as practicable following the occurrence of the 14C Expiration Date, the Company shall give written notice thereof to the Holders (the date of delivery of such notice, the “Requisite Approval Notice Date”).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this [●] day of March, 2020.

CHARAH SOLUTIONS, INC.

By:
Name:
Its:

Attest:

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

A-1

Certificate Number	[ ] Shares of
[ ]	Series A Preferred Stock

Series A Preferred Stock

of

CHARAH SOLUTIONS, INC.

CHARAH SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby certifies that [                ] (the “Holder”) is the registered owner of [            ] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Company designated as the Series A Preferred Stock (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated March [●], 2020, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS    WHEREOF, the Company has executed this certificate this [●] day of March, 2020.

CHARAH SOLUTIONS, INC.

By:
Name: Title:

By:
Name: Title:

A-2

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Transfer Agent,

By:
Name: Title:

A-3

REVERSE OF SECURITY

Dividends on each share of Preferred Stock shall be payable, when, as and if declared by the Company’s Board of Directors out of legally available funds as provided in the Certificate of Designations.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The shares of Preferred Stock may be redeemed by the Company upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

A-4

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate) Signature Guarantee:                             1

[1]

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-5

EXHIBIT B

OWNERSHIP NOTICE

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHARAH SOLUTIONS, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IF THE SECURITIES IDENTIFIED HEREIN ARE SERIES A PREFERRED STOCK OF THE COMPANY, THEN BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.

In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Company.

B-1

The shares of capital stock of the Company have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Exchange Act or an exemption from the registration requirements of the Exchange Act.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Transfer Agent,

By:
Name: Title:

B-2

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series A Preferred Stock (the “Preferred Stock”) of Charah Solutions, Inc. (the “Company”)

This Certificate relates to shares of Preferred Stock held by (the “Transferor”) in*/:

☐	book entry form; or

☐	definitive form.

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

☐	such Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Preferred Stock is being transferred to the Company;

☐	such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or

☐

such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:

*/	Please check applicable box.

C-1

Annex B

[Written Consent in Lieu of a Special Meeting]

WRITTEN CONSENT OF MAJORITY SHAREHOLDERS OF COMMON STOCK OF

CHARAH SOLUTIONS, INC.

The undersigned, together, the “Majority Shareholders”, and collectively the holders of a majority of the shares of issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), of Charah Solutions, Inc., a Delaware corporation (the “Company”), each acting as a shareholder of the Company without a meeting pursuant to the authority granted by Section 2.14 of the Amended and Restated Bylaws of the Company, as amended, do hereby consent to and adopt the following resolutions and take the following actions by written consent:

WHEREAS, the Company has entered into that certain Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), substantially in the form attached hereto as Annex A, with the Purchaser named on Schedule A thereto (the “Purchaser”), which Purchaser is an affiliate of Bernhard Capital Partners Management, LP (“BCP”), pursuant to which the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, shares of Series A Preferred Stock (the “Preferred Stock”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Private Placement”);

WHEREAS, a committee of disinterested members of the board of directors (the “Independent Directors”) of the Company (the “Special Committee”) has authorized the execution and delivery of the Stock Purchase Agreement, the Certificate of Designations of the Preferred Stock, substantially in the form attached hereto as Annex B (the “Certificate of Designations”), the Amendment to the Registration Rights Agreement, dated as of June 18, 2018, by and among the Company and the initial holders party thereto, substantially in the form attached hereto as Annex C, and any and all other agreements or instruments executed and delivered to the Purchaser by the Company thereunder (collectively, the “Transaction Documents”), and the consummation of the Private Placement and all other transactions contemplated thereby, including the issuance of the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock in accordance with the Certificate of Designations;

WHEREAS, the Company desires to issue and sell to the Purchasers, pursuant to the terms and conditions of the Stock Purchase Agreement, 26,000 shares of Preferred Stock (the “Purchased Stock”);

WHEREAS, the Company is subject to Rules 312.03(b), 312.03(c) and 312.03(d) of the NYSE Listed Company Manual (the “NYSE Manual”), which require majority shareholder approval, respectively, (a) prior to the issuance of common stock or securities convertible into or exercisable for common stock in a transaction or series of transactions in excess of 0.99% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for common stock to a “Related Party” (as defined in the NYSE Manual) (which term includes BCP and its affiliates) (or, if to a Related Party that is classified as such solely because such person is a “substantial security holder,” an issuance in excess of 5% of such voting power), (b) prior to the issuance of common stock or securities convertible into or exercisable for common stock if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock and (c) prior to an issuance that will result in a change of control;

WHEREAS, because the issuance of the Purchased Stock may exceed the thresholds established by Rules 312.03(b), 312.03(c) and 312.03(d) of the NYSE Manual, a majority of the Company’s shareholders must approve the issuance of the Purchased Stock;

WHEREAS, as of March 10, 2020, the Majority Shareholders own a majority of the issued and outstanding Common Stock of the Company, and therefore together hold the requisite voting power to approve the issuance of the Purchased Stock in accordance with Rules 312.03(b), 312.03(c) and 312.03(d) of the NYSE Manual;

WHEREAS, the Majority Shareholders have determined to approve the Transaction Documents and the Private Placement and the transactions contemplated thereby; and

WHEREAS, the Majority Shareholders have determined that the approval of the Transaction Documents and the Private Placement and the transactions contemplated thereby shall be irrevocable, and the Majority Shareholders have determined to take no subsequent act that would revoke the approval contained in this consent.

NOW THEREFORE BE IT RESOLVED, that the form, terms and provisions of the Transaction Documents, substantially in the form reviewed by the Majority Shareholders, the Private Placement and the other transactions contemplated by the Transaction Documents and the issuance of the Purchased Stock be, and hereby are, approved in all respects, including, for avoidance of doubt, for purposes of Rules 312.03(b), 312.03(c) and 312.03(d) of the NYSE Manual;

FURTHER RESOLVED, that this consent shall be effective immediately upon (a) the approval by the Special Committee of the issuance of the Purchased Stock for purposes of Rules 312.03(b), 312.03(c) and 312.03(d) of the NYSE Manual and (b) the execution by an officer of the Company of the Certificate of Designations;

FURTHER RESOLVED, that the approval of the Transaction Documents, the Private Placement and the issuance of the Purchased Stock contemplated in the above resolution shall be irrevocable and no action subsequently taken by the Majority Shareholders after the date of this written consent shall revoke the approvals contained in this written consent; and

FURTHER RESOLVED, that the chief executive officer, chief financial officer, president, and any senior vice president, vice president, treasurer, assistant treasurer, secretary or assistant secretary, any individual holding an equivalent position, or any other duly authorized representative of the Company be, and each of them individually hereby is, authorized and directed to deliver this written consent to the Company and to take all other actions required of the Company to effect the authorization, issuance and sale of the Purchased Stock in the Private Placement.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date set forth below their respective signature (such date, the “Record Date”), thereby agreeing that the foregoing recitals and resolutions shall be of the same force and effect as if regularly adopted at a special meeting of the Company’s shareholders held upon due notice. This written consent may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This written consent may be executed by facsimile or email transmission and such facsimile or email transmission shall be valid and binding to the same extent as if it was an original.

BCP Energy Services Fund, LP

By:	BCP Energy Services Fund GP, LP
Its:	General Partner

By:	BCP Energy Services Fund UGP, LLC
Its:	General Partner

By: /s/ Timothy J. Poche

Name: Timothy J. Poche
Title: Authorized Person
Date: March 10, 2020
Number of Shares of Common Stock: 5,252,369

BCP Energy Services Fund-A, LP

By:	BCP Energy Services Fund GP, LP
Its:	General Partner

By:	BCP Energy Services Fund UGP, LLC
Its:	General Partner

By: /s/ Timothy J. Poche

Name: Timothy J. Poche
Title: Authorized Person
Date: March 10, 2020
Number of Shares of Common Stock: 7,277,549

Charah Holdings, LP

By:	Charah Holdings GP LLC
Its:	General Partner

By: /s/ Timothy J. Poche

Name: Timothy J. Poche
Title: Authorized Person
Date: March 10, 2020
Number of Shares of Common Stock: 2,926,003

SIGNATURE PAGE TO WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS OF COMMON STOCK

OF CHARAH SOLUTIONS, INC.

Annex A

Stock Purchase Agreement

See attached.

ANNEX A TO WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS OF COMMON STOCK

OF CHARAH SOLUTIONS, INC.

Annex B

Certificate of Designations

See attached.

ANNEX B TO WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS OF COMMON STOCK

OF CHARAH SOLUTIONS, INC.

Annex C

Amendment to the Registration Rights Agreement

See attached.

ANNEX C TO WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS OF COMMON STOCK

OF CHARAH SOLUTIONS, INC.